FORM OF AMENDMENT

TO THE

INVESTMENT MANAGEMENT AGREEMENT

This AMENDMENT (the “Amendment”), effective as of September 1, 2020 (the “Effective Date”), amends that certain INVESTMENT MANAGEMENT AGREEMENT, by and between Hartford Funds Management Company, LLC (the “Adviser”), and The Hartford Mutual Funds, Inc. (“HMF”) and The Hartford Mutual Funds II, Inc. (“HMF II”), on their own behalf and on behalf of each series listed on Schedule A hereto (collectively, the “Funds”), dated February 29, 2016, with respect to HMF, and dated March 14, 2016, with respect to HMF II (the “Agreement”).

WHEREAS, the Adviser and HMF desire to amend Schedule B to reflect the lowering of the advisory fee rates of The High Yield Fund, as described herein, as approved by the HMF Board of Directors at its meeting held on August 5, 2020, and to update Schedule A and Schedule B to the reflect changes to the list of the Funds, as previously approved by the HMF and HMF II Boards of Directors (the “Board”);

NOW, THEREFORE, the parties to the Agreement hereby agree as follows:

1.	Pursuant to Section 14 of the Agreement, Schedules A and B are deleted in their entirety and replaced with the attached amended Schedule A and Schedule B to the Agreement.

2.	The changes to Schedules A and B of the Agreement reflected in this Amendment shall become effective as of the respective Effective Date reflected in this Amendment.

3.	Except as amended by this Amendment, the terms of the Agreement remain unchanged and may be further modified only by mutual written agreement of the parties and the approval of the Board.

4.	This Amendment may be executed by the parties hereto on any number of counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

[signatures follow on next page]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

HARTFORD FUNDS MANAGEMENT COMPANY, LLC

By:	Gregory A. Frost
Title:	Chief Financial Officer

THE HARTFORD MUTUAL FUNDS, INC.

on behalf of each of its series listed on Schedule A

By:	Thomas R. Phillips
Title:	Vice President and Secretary

THE HARTFORD MUTUAL FUNDS II, INC.

on behalf of each of its series listed on Schedule A

By:	Thomas R. Phillips
Title:	Vice President and Secretary

Schedule A

This Schedule A to that certain Investment Management Agreement by and between Hartford Funds Management Company, LLC, The Hartford Mutual Funds, Inc. and The Harford Mutual Funds II, Inc., is effective as of September 1, 2020.

List of Portfolios

THE HARTFORD MUTUAL FUNDS, INC. ON BEHALF OF:
Hartford AARP Balanced Retirement Fund [1]
The Hartford Balanced Income Fund [2]
The Hartford Capital Appreciation Fund[2]
The Hartford Checks and Balances Fund[2]
Hartford Climate Opportunities Fund[i]
The Hartford Conservative Allocation Fund[1]
Hartford Core Equity Fund[1]
The Hartford Dividend and Growth Fund[1]
Hartford Emerging Markets Equity Fund[1]
The Hartford Emerging Markets Local Debt Fund[1]
The Hartford Equity Income Fund[2]
The Hartford Floating Rate Fund[1]
The Hartford Global Real Asset Fund[1]
The Hartford Growth Allocation Fund[1]
The Hartford High Yield Fund[1]
The Hartford Inflation Plus Fund[1]
Hartford International Equity Fund[1]
The Hartford International Growth Fund[2]
The Hartford International Opportunities Fund[1]
The Hartford International Value Fund[1]
The Hartford MidCap Fund[2]
The Hartford MidCap Value Fund[1]
Hartford Moderate Allocation Fund[1]
Hartford Multi-Asset Income and Growth Fund[1]
Hartford Municipal Income Fund[1]
Hartford Municipal Short Duration Fund[1]
The Hartford Short Duration Fund[1]

1 Effective March 14, 2016. Approved by shareholders at a shareholder meeting on March 14, 2016.

2 Effective April 19, 2016. Approved by shareholders at a shareholder meeting on April 19, 2016.

i Effective February 29, 2016. Approved by written consent of the sole initial shareholder on February 29, 2016.

Hartford Small Cap Value Fund[1]
The Hartford Strategic Income Fund[1]
The Hartford Total Return Bond Fund[1]
The Hartford World Bond Fund[1]

THE HARTFORD MUTUAL FUNDS II, INC. ON BEHALF OF:
The Hartford Growth Opportunities Fund[1]
Hartford Quality Value Fund[1]
Hartford Schroders China A Fund [6]
Hartford Schroders Emerging Markets Equity Fund [4]
Hartford Schroders Emerging Markets Multi-Sector Bond Fund[4]
Hartford Schroders International Multi-Cap Value Fund[4]
Hartford Schroders International Stock Fund[4]
Hartford Schroders Securitized Income Fund [5]
Hartford Schroders Tax-Aware Bond Fund[4]
Hartford Schroders US MidCap Opportunities Fund[4]
Hartford Schroders US Small Cap Opportunities Fund[4]
The Hartford Small Cap Growth Fund[1]

4 Effective October 19, 2016. Approved by written consent of the sole initial shareholder on October 19, 2016.

5 Effective February 28, 2019. Approved by written consent of the sole initial shareholder on February 26, 2019.

6 Effective March 26, 2020. Approved by written consent of the sole initial shareholder on March 26, 2020.

Schedule B

Fees

This Schedule B to that certain Investment Management Agreement by and between Hartford Funds Management Company, LLC, The Hartford Mutual Funds, Inc. and The Harford Mutual Funds II, Inc., is effective as of September 1, 2020.

As compensation for the services rendered by the Adviser, each Portfolio shall pay to the Adviser as promptly as possible after the last day of each month during the term of this Agreement, a fee accrued daily and paid monthly based upon the following annual rates calculated based on the average daily net asset value of the applicable Portfolio:

THE HARTFORD MUTUAL FUNDS, INC.

Hartford AARP Balanced Retirement Fund

Average Daily Net Assets Excluding Assets Invested in Affiliated Funds#	Annual Rate
First $1 billion	0.3900%
Next $4 billion	0.3800%
Amount Over $5 billion	0.3750%

Average Daily Net Assets Invested in Affiliated Funds	0.0000%

The Hartford Balanced Income Fund
Average Daily Net Assets	Annual Rate
First $250 million	0.7000%
Next $250 million	0.6300%
Next $500 million	0.6000%
Next $1.5 billion	0.5700%
Next $2.5 billion	0.5500%
Next $5 billion	0.5300%
Next $2 billion	0.4500%
Amount Over $12 billion	0.3900%

The Hartford Capital Appreciation Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.8000%
Next $500 million	0.7000%
Next $4 billion	0.6500%
Next $5 billion	0.6475%
Amount Over $10 billion	0.6450%

The Hartford Checks and Balances Fund
Average Daily Net Assets	Annual Rate
None

# Affiliated Funds include any mutual fund or exchange-traded fund for which Hartford Funds Management Company, LLC or its affiliates serve as investment manager.

Hartford Climate Opportunities Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.6200%
Next $500 million	0.6000%
Next $1.5 billion	0.5800%
Next $2.5 billion	0.5750%
Over $5 billion	0.5700%

Hartford Core Equity Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.4500%
Next $500 million	0.3500%
Next $1.5 billion	0.3300%
Next $2.5 billion	0.3250%
Amount Over $5 billion	0.3225%

The Hartford Dividend and Growth Fund and The Hartford MidCap Value Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.7500%
Next $500 million	0.6500%
Next $1.5 billion	0.6000%
Next $2.5 billion	0.5950%
Next $5 billion	0.5900%
Amount Over $10 billion	0.5850%

Hartford Emerging Markets Equity Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.9000%
Next $500 million	0.8500%
Amount Over $1 billion	0.8000%

The Hartford Emerging Markets Local Debt Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.7500%
Next $500 million	0.7000%
Amount Over $1 billion	0.6900%

The Hartford Equity Income Fund
Average Daily Net Assets	Annual Rate
First $250 million	0.7500%
Next $250 million	0.7000%
Next $500 million	0.6500%
Next $1.5 billion	0.6000%
Next $2.5 billion	0.5900%
Amount Over $5 billion	0.5875%

The Hartford Floating Rate Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.6500%
Next $2 billion	0.6000%

Next $2.5 billion	0.5900%
Next $5 billion	0.5800%
Amount Over $10 billion	0.5700%

The Hartford Global Real Asset Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.7950%
Next $500 million	0.7600%
Next $1.5 billion	0.7300%
Next $2.5 billion	0.7000%
Amount over $5 billion	0.6600%

The Hartford High Yield Fund[i]
Average Daily Net Assets	Annual Rate
First $1 billion	0.5000%
Next $4 billion	0.4500%
Next $5 billion	0.4400%
Amount Over $10 billion	0.4350%

The Hartford Inflation Plus Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.3900%
Next $500 million	0.3800%
Next $1.5 billion	0.3750%
Next $2.5 billion	0.3700%
Next $5 billion	0.3675%
Amount Over $10 billion	0.3650%

Hartford International Equity Fund
Average Daily Net Assets	Annual Rate
First $1 billion	0.4600%
Next $1 billion	0.4500%
Next $3 billion	0.4400%
Amount Over $5 billion	0.4300%

The Hartford International Growth Fund
Average Daily Net Assets	Annual Rate
First $250 million	0.8000%
Next $250 million	0.7500%
Next $500 million	0.7000%
Amount Over $1 billion	0.6500%

i Fee changes effective as of September 1, 2020.

The Hartford International Opportunities Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.7500%
Next $500 million	0.6500%
Next $1.5 billion	0.6400%
Next $2.5 billion	0.6350%
Next $5 billion	0.6300%
Amount Over $10 billion	0.6250%

The Hartford International Value Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.8500%
Next $500 million	0.8000%
Next $4 billion	0.7500%
Next $5 billion	0.7475%
Amount Over $10 billion	0.7450%

The Hartford MidCap Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.8500%
Next $500 million	0.7500%
Next $4 billion	0.7000%
Next $5 billion	0.6975%
Amount Over $10 billion	0.6950%

Hartford Multi-Asset Income and Growth Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.5900%
Next $250 million	0.5500%
Next $250 million	0.5000%
Next $4 billion	0.4750%
Next $5 billion	0.4725%
Amount Over $10 billion	0.4700%

Hartford Municipal Income Fund and Hartford Municipal Short Duration Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.3500%
Next $500 million	0.3000%
Next $1.5 billion	0.2900%
Next $2.5 billion	0.2850%
Amount Over $5 billion	0.2800%

The Hartford Short Duration Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.4100%
Next $500 million	0.3700%
Next $1.5 billion	0.3650%
Next $2.5 billion	0.3600%
Next $5 billion	0.3500%
Amount Over $10 billion	0.3400%

Hartford Small Cap Value Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.7000%
Next $500 million	0.6500%
Next $2 billion	0.6000%
Next $2 billion	0.5900%
Next $5 billion	0.5800%
Amount Over $10 billion	0.5700%

The Hartford Strategic Income Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.5500%
Next $500 million	0.5000%
Next $1.5 billion	0.4750%
Next $2.5 billion	0.4650%
Next $5 billion	0.4550%
Amount Over $10 billion	0.4450%

The Hartford Total Return Bond Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.3500%
Next $500 million	0.3000%
Next $4 billion	0.2600%
Amount Over $5 billion	0.2500%

The Hartford World Bond Fund
Average Daily Net Assets	Annual Rate
First $250 million	0.7000%
Next $250 million	0.6500%
Next $2 billion	0.6000%
Next $2.5 billion	0.5500%
Next $5 billion	0.4750%
Amount Over $10 billion	0.4500%

The Hartford Conservative Allocation Fund, The Hartford Growth Allocation Fund and Hartford Moderate Allocation Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.1000%
Next $500 million	0.0950%
Next $1.5 billion	0.0900%
Next $2.5 billion	0.0800%
Next $2.5 billion	0.0700%
Next $2.5 billion	0.0600%
Amount Over $10 billion	0.0500%

THE HARTFORD MUTUAL FUNDS II, INC.

The Hartford Growth Opportunities Fund
Average Daily Net Assets	Annual Rate
First $250 million	0.8000%
Next $4.75 billion	0.7000%
Next $5 billion	0.6975%
Amount Over $10 billion	0.6950%

Hartford Quality Value Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.4500%
Next $500 million	0.3500%
Next $4 billion	0.3300%
Next $5 billion	0.3250%
Amount Over $10 billion	0.3225%

Hartford Schroders China A Fund
Average Daily Net Assets	Annual Rate
First $1 billion	0.9000%
Amount over $1 billion	0.8900%

Hartford Schroders Emerging Markets Equity Fund
Average Daily Net Assets	Annual Rate
First $1 billion	1.0500%
Next $4 billion	1.0000%
Next $5 billion	0.9900%
Amount over $10 billion	0.9850%

Hartford Schroders Emerging Markets Multi-Sector Bond Fund
Average Daily Net Assets	Annual Rate
First $1 billion	0.7000%
Next $4 billion	0.6500%
Next $5 billion	0.6400%
Amount over $10 billion	0.6350%

Hartford Schroders International Multi-Cap Value Fund
Average Daily Net Assets	Annual Rate
First $1 billion	0.7200%
Next $4 billion	0.6800%
Next $5 billion	0.6750%
Amount Over $10 billion	0.6700%

Hartford Schroders International Stock Fund
Average Daily Net Assets	Annual Rate
First $1 billion	0.6700%
Next $4 billion	0.6500%
Next $5 billion	0.6450%
Amount over $10 billion	0.6400%

Hartford Schroders Securitized Income Fund
Average Daily Net Assets	Annual Rate
First $1 billion	0.6500%
Amount over $1 billion	0.6000%

Hartford Schroders Tax-Aware Bond Fund
Average Daily Net Assets	Annual Rate
First $1 billion	0.4500%
Next $4 billion	0.4300%
Next $5 billion	0.4250%
Amount over $10 billion	0.4200%

Hartford Schroders US MidCap Opportunities Fund
Average Daily Net Assets	Annual Rate
First $1 billion	0.7500%
Next $1.5 billion	0.7000%
Next $2.5 billion	0.6500%
Next $5.0 billion	0.6450%
Amount over $10 billion	0.6400%

Hartford Schroders US Small Cap Opportunities Fund
Average Daily Net Assets	Annual Rate
First $1 billion	0.9000%
Next $4 billion	0.8900%
Next $5 billion	0.8800%
Amount over $10 billion	0.8700%

The Hartford Small Cap Growth Fund
Average Daily Net Assets	Annual Rate
First $100 million	0.9000%
Next $150 million	0.8000%
Next $250 million	0.7000%
Next $4.5 billion	0.6500%
Next $5 billion	0.6300%
Amount Over $10 billion	0.6200%